UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2024

PERCEPTION CAPITAL CORP. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41039	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 W. 50th Street, #207

Minneapolis, MN 55410

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 456-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	RCFA.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 par value	RCFA	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RCFA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 24, 2024, Perception Capital Corp. IV (the “Company”) entered into a Cancellation Agreement (the “Cancellation Agreement”) with Blue Capital Management Partners, LLP (“Blue Capital”) pursuant to which the Convertible Senior Secured Promissory Note Dated November 6, 2023 in the original principal amount of up to Two Million Dollars ($2,000,000) (the “Blue Capital Note”) was cancelled. Prior to its cancellation, the Blue Capital Note had been assigned by Blue Capital to Blue Perception Capital LLP (“Blue Perception”).

Concurrent with entering into the Cancellation Agreement, the Company entered into a new Convertible Preferred Note Dated September 24, 2024 in the original principal amount of up to Two Million Dollars ($2,000,000) with Blue Perception (the “Blue Perception Note”). The Blue Perception Note bears no interest and is repayable in full upon the earlier of (i) the date on which the Company consummates a Business Combination, (ii) the date of the liquidation of the Company and (iii) December 31, 2024. Concurrent with the closing of the Business Combination, any amounts outstanding under the Blue Capital Note (or any portion thereof) will automatically convert into Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Shares”) at a conversion price equal to $1.00 per share, and RCF VII Sponsor LLC (the “Former Sponsor”) will forfeit an equal number of Class A Shares that it owns pursuant to the terms of the Securities Purchase Agreement. Additionally, from the closing of the Business Combination until the date that is eighteen (18) months after such closing, Blue Perception has the right to purchase from Perception Capital Partners IV LLC up to 377,812.5 Class A Shares, at a per share price of $1.20 per Class A Share.

Under the Blue Perception Note, Blue Perception will fund each of the following amounts to the Company no later than the date set forth below:

a. Before the date of the Blue Perception Note, the Company received $1,275,739 in connection with the Blue Capital Note;

b. $50,000 on September 30, 2024;

c. $50,000 on October 15, 2024;

d. $312,130 on October 31, 2024;

e. $312,130 on November 29, 2024, provided, however, that the maximum amount of drawdowns outstanding under this Note may not exceed Two Million Dollars ($2,000,000) (such amount, the “Maximum Amount”).

If immediately prior to the closing of the Business Combination, the Maximum Amount has not yet been paid to the Company, Blue Perception shall have the right to pay any remaining amounts to the Company before the closing of the Business Combination.

The foregoing descriptions of the Cancellation Agreement and the Blue Perception Note do not purport to be complete and are qualified in their entirety by reference to the Cancellation Agreement and the Blue Perception Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 hereto regarding the Cancellation Agreement is incorporated by reference in this item to the extent required.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 regarding the Blue Perception Note is incorporated by reference in this item to the extent required.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 regarding the Blue Perception Note is incorporated by reference in this item to the extent required. The Class A Shares that may be issued pursuant to the Blue Perception Note will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit Name
10.1	Cancellation Agreement
10.2	Blue Capital Note
104	Cover Page Interactive Data File

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: September 30, 2024	PERCEPTION CAPITAL CORP. IV

	By:	/s/ Rick Gaenzle
	Name:	Rick Gaenzle
	Title:	Chief Executive Officer

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